Exhibit 99.1

Verso Paper Corp.
6775 Lenox Center Court
Suite 400
Memphis, TN 38115-4436
For details, contact:
Robert P. Mundy
Senior Vice President and
Chief Financial Officer
T 901-369-4128
robert.mundy@versopaper.com www.versopaper.com

FOR IMMEDIATE RELEASE

VERSO PAPER CORP. ANNOUNCES RESULTS OF EXCHANGE OFFERS AND CONSENT SOLICITATIONS FOR CERTAIN DEBT

MEMPHIS, Tenn. (May 9, 2012) – Verso Paper Corp. (NYSE: VRS) announced today the results of (i) the previously announced exchange offer and consent solicitation by two of its subsidiaries, Verso Paper Holdings LLC (“Verso Holdings”) and Verso Paper Inc. (together with Verso Holdings, the “Issuers”) with respect to the Issuers’ 11 3/8% senior subordinated notes due 2016 (the “Old Subordinated Notes”) and (ii) the Issuers’ previously announced exchange offer and consent solicitation with respect to the Issuers’ senior secured floating rate notes due 2014 (the “Old Floating Rate Notes”). The Issuers intend to settle each of the exchange offers on May 11, 2012.

Results of Exchange Offer and Consent Solicitation for 11 3/8% Senior Subordinated Notes due 2016

The Issuers received tenders from holders of $285,351,000 aggregate principal amount of Old Subordinated Notes prior to May 8, 2012, at 5:00 p.m., New York City time (the “Early Tender Date”). These tenders of the Old Subordinated Notes prior to the Early Tender Date represent approximately 95.12% of the outstanding Old Subordinated Notes, which amount exceeds the tender cap of $157,500,000 aggregate principal amount of Old Subordinated Notes (the “Tender Cap”).

Pursuant to the terms of the confidential offering memorandum and consent solicitation statement, dated as of April 25, 2012, and as amended by Supplement No. 1, dated as of May 7, 2012 (as amended, supplemented or otherwise modified, the “Offering Memorandum”), the Issuers have exercised their right to accept for early payment the Old Subordinated Notes tendered prior to the Early Tender Date and have accepted for exchange $157,500,000 aggregate principal amount of the Old Subordinated Notes, which equals the Tender Cap. All conditions with respect to the exchange offer and consent solicitation with respect to the Old Subordinated Notes have been satisfied. Consequently, such Old Subordinated Notes will be accepted on a prorated basis, and the proration factor will be approximately 55.2%.

Notwithstanding the Issuers’ exercise of their early acceptance rights, the exchange offer and consent solicitation with respect to the Old Subordinated Notes will remain open until it expires as scheduled at 11:59 p.m., New York City time, on May 22, 2012 (the “Old Subordinated Notes Expiration Date”); however, no additional Old Subordinated Notes will be accepted for exchange. Tendered Old Subordinated Notes may no longer be withdrawn, except to the extent that the Issuers are required by law to provide additional withdrawal rights.

Each holder who tendered its Old Subordinated Notes prior to the Early Tender Date and has its Old Subordinated Notes accepted will receive total consideration of $665 principal amount of a new series of 11.75% secured notes due 2019 (the “New Notes”) and a cash payment of $110 in exchange for each $1,000 principal amount of Old Subordinated Notes that is accepted. Such total consideration includes an early tender payment, in cash, of $50 per $1,000 principal amount of Old Subordinated Notes so tendered and accepted. The Issuers expect to issue, in aggregate, approximately $104,667,000 principal amount of New Notes in exchange for accepted Old Subordinated Notes.

In addition, the Issuers have received the requisite consents for the proposed amendments to the Indenture, dated as of August 1, 2006, by and among the Issuers, the guarantors named therein, and Wilmington Trust Company, as trustee, pursuant to which the Old Subordinated Notes were issued, which modify certain restrictive covenants contained therein. The Issuers, the guarantors and the trustee have executed a supplemental indenture, dated as of May 8, 2012, which gives effect to these proposed amendments and will become operative upon early settlement of the exchange offer and consent solicitation with respect to the Old Subordinated Notes. As such, consents previously delivered and not withdrawn in connection with the exchange offer and consent solicitation with respect to the Old Subordinated Notes may no longer be withdrawn.

The complete terms and conditions of the exchange offer and consent solicitation with respect to the Old Subordinated Notes remain the same as set forth in the Offering Memorandum and the related consent and letter of transmittal (collectively, the “Old Subordinated Notes Exchange Offer Documents”).

Results of Exchange Offer and Consent Solicitation for Senior Secured Floating Rate Notes due 2014

The Issuers received tenders from holders of $166,906,000 aggregate principal amount of Old Floating Rate Notes as of 11:59 p.m., New York City time, on May 8, 2012, the expiration date for the exchange offer and consent solicitation with respect to the Old Floating Rate Notes (the “Old Floating Rate Notes Expiration Date”). All validly tendered Old Floating Rate Notes have been accepted for exchange. These tenders of the Old Floating Rate Notes represent in the aggregate approximately 92.60% of the outstanding Old Floating Rate Notes.

Each holder who tendered its Old Floating Rate Notes prior to the Old Floating Rate Notes Expiration Date will receive total consideration of $1,000 principal amount of New Notes and a cash payment of $30 in exchange for each $1,000 principal amount of Old Floating Rate Notes tendered. The Issuers expect to issue, in aggregate, approximately $166,906,000 principal amount of New Notes in exchange for accepted Old Floating Rate Notes.

In addition, the Issuers have received the requisite consents for the proposed amendments to the Indenture, dated as of August 1, 2006, by and among the Issuers, the guarantors named therein, and Wilmington Trust Company, as trustee, pursuant to which the Old Floating Rate Notes were issued (the “2014 Indenture”), which (i) eliminate or waive substantially all of the restrictive covenants contained in the 2014 Indenture and the Old Floating Rate Notes, (ii) eliminate certain events of default, (iii) modify covenants regarding mergers and consolidations, and (iv) modify or eliminate certain other provisions, including, in some cases, certain provisions relating to defeasance, contained in the 2014 Indenture and the Old Floating Rate Notes. The Issuers also announced that they received the requisite consents to authorize release of the liens and security interests in the collateral securing the Old Floating Rate Notes as contemplated by the 2014 Indenture. The Issuers, the guarantors and the trustee have executed a supplemental indenture, dated as of May 8, 2012, which gives effect to these proposed amendments and the collateral release and will become operative upon settlement of the exchange offer and consent solicitation with respect to the Old Floating Rate Notes. As such, consents previously delivered and not withdrawn in connection with the exchange offer and consent solicitation with respect to the Old Floating Rate Notes may no longer be withdrawn.

The complete terms and conditions of the exchange offer and consent solicitation with respect to the Old Floating Rate Notes are as set forth in the Issuers’ confidential offering memorandum and consent solicitation statement dated as of March 28, 2012, as supplemented by the supplements dated as of April 25, 2012, and May 7, 2012 and the related consent and letter of transmittal (collectively, the “Old Floating Rate Notes Exchange Offer Documents”) and in Verso’s news release issued on April 11, 2012.

General

This announcement shall not constitute an offer to purchase or a solicitation of an offer to sell any securities.

The New Notes are being offered in the U.S. only to (1) qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and (2) “accredited investors” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act, and outside the United States only to non-U.S. investors pursuant to Regulation S. The New Notes will not initially be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or in a transaction that is not subject to the registration requirements of the Securities Act or any state securities laws

Global Bondholder Services Corporation is acting as the Information Agent for the exchange offers. Requests for the Old Subordinated Notes Exchange Offer Documents or the Old Floating Rate Notes Exchange Offer Documents from eligible holders may be directed to Global Bondholder Services Corporation at (212) 430-3774 (for brokers and banks) or (866) 470-3700 (for all others).

About Verso

Based in Memphis, Tennessee, Verso Paper Corp. (“Verso”) is a leading North American producer of coated papers, including coated groundwood and coated freesheet, and specialty products. Verso’s paper products are used primarily in media and marketing applications, including magazines, catalogs and commercial printing applications such as high-end advertising brochures, annual reports and direct-mail advertising.

Forward-Looking Statements

In this news release, all statements that are not purely historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “intend” and similar expressions. Forward-looking statements are based on currently available business, economic, financial and other information and reflect management’s current beliefs, expectations and views with respect to future developments and their potential effects on Verso. Actual results could vary materially depending on risks and uncertainties that may affect Verso and its business. For a discussion of such risks and uncertainties, please refer to Verso’s filings with the Securities and Exchange Commission. Verso assumes no obligation to update any forward-looking statement made in this news release to reflect subsequent events or circumstances or actual outcomes.

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